Exhibit 99.1

THE ELK HORN COAL COMPANY, LLC

Financial Statements

Years ended December 31, 2010 and 2009

CONTENTS

Pages

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	3

FINANCIAL STATEMENTS:

Balance Sheets	4

Statements of Income and Changes in Members’ Equity	5

Statements of Cash Flows	6 - 7

Notes to the Financial Statements	8 - 18

INDEPENDENT AUDITOR’S REPORT ON ACCOMPANYING INFORMATION	19

ACCOMPANYING INFORMATION

Schedules of Cost of Revenue and Selling, General and Administrative Expenses	20

Schedules of Tons Sold and Income Statement Data on a Per Ton Basis (Unaudited)	21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and Members of

The Elk Horn Coal Company, LLC

Prestonsburg, Kentucky

We have audited the accompanying balance sheets of The Elk Horn Coal Company, LLC as of December 31, 2010 and 2009, and the related statements of income and changes in members’ equity, and cash flows for the years then ended.  The Elk Horn Coal Company, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Elk Horn Coal Company, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

Charleston, West Virginia
March 4, 2011

Providing Professional Business Advisory & Consulting Services

2 Players Club Dr., Suite 100 • P.O. Box 1988 • Charleston, WV 25327-1988 • 304-343-4188 • Fax: 304-344-5035 • www.BEcpas.com

Member: SEC and Private Companies Practice Sections of American Institute of Certified Public Accountants

THE ELK HORN COAL COMPANY. LLC

BALANCE SHEETS

	As of December,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,539,808	$6,765,339
Accounts receivable, net of allowance for doubtful accounts	1,749,560	2,875,457
Members’ receivables	109,667	554,098
Other receivables	51,146	167,034
Prepaid expenses	122,269	114,432
Total current assets	6,572,450	10,476,360

LONG-TERM ASSETS
Property and equipment, net	967,138	1,032,442
Property on operating leases and property held for leases, net	69,791,192	69,983,376

OTHER ASSETS
Financing costs, net	601,581	731,409
Deposits	775	775
Escrowed money market and certificates	1,315,929	1,255,529
Total other Assets	1,918,285	1,987,713

Total assets	$79,249,065	$83,479,891

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$86,663	$111,006
Accounts payable, members	86,334	—
Accrued expenses
Unmined mineral tax	172,314	235,180
Withholding tax obligations	135,597	350,738
Other	223,176	294,406
Current maturities of long-term debt	3,125,004	3,125,004
Total current liabilities	3,829,088	4,116,334

LONG-TERM LIABILITIES
Long-term debt, less current maturities	6,377,883	9,502,887
Other long-term liabilities
Deferred revenue	3,716,604	1,372,087
Reclamation Liability	511,402	511,402
Total long-term liabilities	10,605,889	11,386,376

MEMBERS’ EQUITY	64,814,088	67,977,181

Total liabilities and members’ equity	$79,249,065	$83,479,891

The Notes to Financial Statements are an integral part of these statements.

THE ELK HORN COAL COMPANY, LLC

STATEMENTS OF INCOME AND CHANGES IN MEMBERS’ EQUITY

	Years Ended December 31,
	2010	2009

Revenue	$11,057,074	$17,948,352

Cost of revenue	1,189,232	654,894
Selling, general and administrative	4,263,355	2,764,068

Earnings before depreciation and depletion, interest expense, interest income and other income	5,604,487	14,529,390

Depreciation and depletion	864,379	1,508,984

Operating Income	4,740,108	13,020,406

Other income (expense)
Interest expense	(502,822)	(639,430)
Interest income	16,732	11,589
Other income(expense)	8,729	524,698

Net income	$4,262,747	$12,917,263

Members’ equity, beginning of year	67,977,181	61,748,478
Net income	4,262,747	12,917,263
Redemption of member equity	(5,849)	0
Distributions	(7,419,991)	(6,688,560)

Balance, ending	$64,814,088	$67,977,181

The Notes to Financial Statements are an integral part of these statements.

THE ELK HORN COAL COMPANY, LLC

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,262,747	$12,917,263
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	864,379	1,508,984
Amortization	229,416	145,838
Provision for bad debts	518,035	72,567
(Gain) loss on disposal of equipment	(2,500)	—
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	607,862	(770,939)
Other receivables	115,888	(12,434)
Prepaid expenses	(7,837)	26,048
Escrowed money market and certificates	(60,400)	299,876
(Decrease) increase in:
Accounts payable	(24,343)	16,780
Unmined mineral tax	(62,866)	(16,898)
Deferred revenue	2,344,517	861,153
Reclamation liability	—	80,196
Other	(71,230)	166,199
Net cash provided by operating activities	8,713,668	15,294,633

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(86,006)	(503,177)
Proceeds from sale of property	2,500	—
Capitalized mine development cost and land purchases	(620,472)	(2,972,208)
Net cash used in investing activities	(703,978)	(3,475,385)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(3,125,004)	(3,528,706)
Members receivable collected, net of issuance	309,774	734,742
Distributions and withholding taxes paid	(7,419,991)	(7,480,307)
Net cash used in financing activities	(10,235,221)	(10,274,271)

Net increase (decrease) in cash and cash equivalents	(2,225,531)	1,544,977

CASH AND CASH EQUIVALENTS
Beginning	6,765,339	5,220,362

Ending	$4,539,808	$6,765,339

The Notes to Financial Statements are an integral part of these statements.

THE ELKHORN COAL COMPANY, LLC

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009
SUPPLEMENTAL DISCLOSURES
Cash payments during the year for:
Interest	$378,526	$661,754
Income taxes	$—	$—

Supplemental Schedule of Noncash Investing and Financing Transactions
Withholding taxes payable for shareholders	$(215,141)	$350,738
Redemption of members equity	$5,849	$—

The Notes to Financial Statements are an integral part of these statements.

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 1.                     Organization and Basis of Presentation

Nature of Business

The Elk Horn Coal Company, LLC (the “Company”) is a limited liability company formed under Delaware LLC law and is governed by an operating agreement dated November 17, 2003 (as amended on November 2, 2005, amended and restated January 4, 2008 and amended and restated November 30, 2009). The members have limited personal liability and the Company will automatically dissolve on December 31, 2099. The Company was established in December 2002 from the conversion of the Elk Horn Coal Corporation, whose sole member was Pen Holdings, Inc. As a result of the Pen Holdings, Inc. bankruptcy plan confirmed October 1, 2003 and effective November 17, 2003, Pen Holdings, Inc.’s membership interest was transferred to holders of Class 5B claims, as defined by the Joint Plan of Reorganization.

The Company does not operate any mines but leases coal reserves to experienced mine operators under long-term leases that grant the operators the right to mine coal reserves in exchange for royalty payments. On March 24, 2009, the Company executed a 15 for 1 reverse unit split, leaving 10,591,404 units outstanding.  As of December 31, 2010 and 2009, 10,590,404 and 10,591,404, respectively, membership units were issued and outstanding.

Lessees are generally required to make royalty payments based on the higher of a percentage of the gross sales price or a fixed price per ton of coal sold. In addition the lessee is required to make minimum payments in the event that production royalties fail to meet a minimum amount as stated in the lease.

Note 2.                     Summary of Significant Accounting Policies

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Escrowed money market and certificates represent cash and cash equivalents placed in escrow and are pledged to secure certain performance and reclamation bonds.  The amount of escrowed cash at December 31, 2010 and 2009 was $1,315,929 and $1,255,529, respectively.  The Company at times maintains cash at financial institutions in excess of the current federally insured limit of $250,000.  The Company has not experienced any losses in its cash accounts and believes it is not exposed to any significant credit risk.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 2.                     Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Accounts Receivable

In the normal course of business, the Company has unsecured accounts receivable from its lessees, which are stated at their estimated net realizable value. Receivables are recorded net of the allowance for doubtful accounts in the accompanying balance sheets. The Company evaluates the collectability of its account receivables based on a combination of factors. The Company regularly analyzes its lessees’ accounts and when it becomes aware of a specific customer’s inability to meet its financial obligations to the Company, such as in the case of bankruptcy filings or deterioration in the lessee’s operating results or financial position, the Company records a specific reserve for bad debt to reduce the related receivable to the amount it reasonably believes is collectible. If circumstances related to specific lessees change, the Company’s estimate of the recoverability could be further adjusted.

Accounts receivable are recorded on the basis of tons of minerals sold by the Company’s lessees in the ordinary course of business and do not bear interest, but do include penalties for late payments which are assessed based on terms provided in the lease agreement.

At December 31, 2009 the Company had one lessee and one sublessee in Chapter 11 bankruptcy. The lessee continued operations normally during most of 2009, then idled its operations in December, and sold those operations early 2010. The new owner resumed operations in March 2010. The sublessee idled its mines in the first half of 2009.  The sublessee was purchased midyear 2010 and had resumed operations by the end of the 3rd quarter 2010.  It is expected the sublessee will be in full operation by the 1st quarter 2011.

At December 31, 2010 and 2009, receivables are presented net of allowances for doubtful accounts in the amounts of $760,951 and $242,916.

Members’ Receivables and Distribution Policy

The Company has recorded a receivable ($109,667 and $554,098 as of December 31, 2010 and 2009) from its members related to certain withholding taxes (see “Income Tax”) incurred on behalf  of members during prior years. The Company plans to recover these receivables primarily through reductions in future distributions to the members benefiting from these withholding taxes or through cash collections. The receivables are due upon demand after the relevant taxing authority is paid and bear interest at the federal short-term rate. During 2010 the Company started withholding a percentage of certain distributions to cover projected withheld tax obligations.  At December 31, 2010 the Company has withheld $202,849 towards that obligation.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 2.                     Summary of Significant Accounting Policies (continued)

The Company accrues distributions upon board approval and uses the distribution declaration date as the basis for allocating distributions based on members’ ownership at that date. Management believes this approach more appropriately reflects its obligations at year end.  During 2009, the Board declared distributions of $6,688,560 to its members which was charged to members’ equity in 2009. During 2010 the Board declared and additional distribution of $3,229,013 based on prior income. Additionally, the Board declared total distributions of $4,190,978 to its members which was charged to members’ equity in 2010.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for in amounts sufficient to allocate the cost of depreciable assets to operations over estimated service lives ranging from three to fifteen years, utilizing the straight-line method. Maintenance and repair costs are expensed as incurred. The Company has recorded depreciation expense of $151,310 and $129,153 for 2010 and 2009, respectively.

Coal Reserves and Mine Development Costs

Depletion of coal reserves and certain mine development costs are recognized based on tons mined during the year as a percentage of total estimated recoverable tons. Estimated recoverable reserves include only demonstrated reserves. The Company capitalizes all development costs for construction in new areas being developed. Once the assets are placed in service, the Company amortizes these costs based on tons sold. Exploration costs are expensed as incurred until discovery of demonstrated reserves.

Impairment of Long-Lived Assets

The Company reviews long-lived assets to be held and used, including the Company’s coal properties, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is recognized when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows. In this circumstance, the Company would recognize an impairment loss equal to the difference between the carrying value and the fair value of the asset. Fair value is estimated to be the expected present value of future net cash flows from demonstrated reserves, discounted utilizing a risk-free interest rate commensurate with the remaining lives for the respective coal properties. In its latest review, the Company found no impairment of its long-lived assets.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 2.                     Summary of Significant Accounting Policies (continued)

Reclamation Costs

The Company is subject to various laws and regulations that require the restoration and reclamation of mined properties. The Company appropriately accounts for Asset Retirement Obligations, as well as Conditional Asset Retirement Obligations, in presenting its reclamation obligations. Accounting literature addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Additional literature requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The associated asset retirement costs are capitalized as part of the carrying cost of the asset on active properties. The Company has used an expected present value technique in estimating its reclamation obligations. Management expects most of its reclamation obligations to be relieved through transferring permits to its lessees. Since the reclamation obligation is not material to the financial statements, the Company has excluded the respective disclosure requirements. Accrued reclamation costs are included in noncurrent liabilities based on management’s estimate of the timing of the disbursement of funds.

Income Tax

As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company’s tax return, the tax liability of the members could be changed if an adjustment in the Company’s income is ultimately sustained by the taxing authorities.

Effective January 1, 2007, Kentucky required a 6% withholding tax on certain non-resident partners of pass through entities. The formula takes apportioned Kentucky income and allocates to the partners based on their income percentage (calculated on a per share/per day basis). The Company is required by Internal Revenue Code Section 1446 to pay a withholding tax due on net profits attributable to a foreign member and remit the funds to the United States Treasury. Pursuant to the Operating Agreement, the Company can establish a loan receivable for any withholding taxes paid on behalf of the member which are in excess of distributions made. As disclosed above, the Company started withholding an estimated withholding from distributions. At December 31, 2009 the entire tax was accrued as an obligation and a receivable was recorded from partners.  At December 31, 2010 the tax obligation has been accrued, and the receivable from its partners was charged against the estimated tax withheld from 2010 distributions.

The Company paid interest and penalties of $3,194 and $25,503 assessed by income taxing authorities for the years ended December 31, 2010 and 2009.  Management evaluates the Company’s income tax circumstances and filings under the most current relevant accounting rules and believes the Company has incurred no liability for uncertain beneficial tax positions (or any related penalties and interest) for periods open to normal jurisdictional examination (currently 2007-2010).

Net income for financial statement purposes may differ significantly from taxable income reportable to members as a result of differences between the tax bases and financial reporting bases of assets and liabilities.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 2.                     Summary of Significant Accounting Policies (continued)

Property taxes:

The Company is responsible for paying property taxes on the properties it owns. The lessees are responsible for reimbursing the Company for property taxes on certain leased properties. The reimbursement of property taxes is included in other revenues in the statements of income and changes in members’ equity.

Concentrations of Credit Risk

Substantially all of the Company’s accounts receivable result from accrued revenues from lessee production. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. During the years ended December 31, 2010 and 2009, the top five lessees accounted for approximately 61% and 68% of total revenues, respectively. The Company generally does not require collateral for receivables. The Company has not experienced significant losses related to the particular geographic region that it services.

Revenue and Deferred Revenues

Royalty revenues are recognized on the basis of tons of coal sold by the Company’s lessees and the corresponding revenues from those sales. The leases are based on (1) minimum monthly or annual payments, (2) a minimum dollar royalty per ton and/or a percentage of the gross sales price, or (3) a combination of both. Royalty revenues are accrued from royalty reports submitted by the lessee, which are subject to audit by the Company.

Most of the Company’s lessees are required to make minimum monthly or annual royalty payments that are recoupable over certain time periods, generally two years. If tonnage royalty revenues do not meet the required minimum amount, the difference is paid as a deficiency. These deficiency payments are recorded monthly as deferred income when received, because they are generally recoupable over certain time periods. When a lessee recoups a deficiency payment through production, the recouped amount is deducted from deferred income and added to income attributable to the coal royalty income in the current period. If a lessee does not recoup a deficiency paid during the allocated time period, the recoupment right lost becomes revenue in the current period and is deducted from the long-term liability.

The Company also earns revenues from wheelage, surface, easements, oil and gas and timber.

Risk Factors

The Company’s revenues, profitability, cash flow and future growth rates are substantially dependent upon the price of and demand for coal. Prices for coal are subject to fluctuations in response to changes in the supply of and demand for coal, market uncertainty and a variety of additional factors that are beyond the Company’s control. Other factors that could affect revenues, profitability, cash flow and future growth rates include the inherent uncertainties in coal reserves, the ability to replace coal reserves, changes in regulations and the ability to finance future capital spending requirements.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 2.                     Summary of Significant Accounting Policies (continued)

Environmental Compliance

The operations conducted on the Company’s properties by its lessees are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdictions in which these operations are conducted. The terms of the Company’s coal property leases impose liability for all environmental and reclamation liabilities arising under those laws and regulations on the relevant lessees. The lessees are bonded and have indemnified the Company against any and all future environmental liabilities. The Company regularly visits the coal property leased to monitor mine activities. Management believes that the Company’s lessees will be able to comply with existing regulations and does not expect any material impact on its financial condition or results of operations.

Financing Costs

The Company has capitalized cost related to debt issuance of $1,020,866 that is being amortized over the life of the loan.  The Company recorded amortization expense related to this capitalized cost of $129,829 and $145,838 for 2010 and 2009, respectively.

Reclassifications

Certain prior year amounts may have been reclassified to conform to current year presentation. Such reclassifications did not affect total assets, total liabilities, members’ equity or net income.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying values of these financial instruments approximate their fair value due to their short-term nature. Long-term debt values presented in the financial statements and footnotes approximate their fair value due to interest rates remaining materially consistent since the refinancing.

Subsequent events

Subsequent events were considered through March 4, 2011, the date that the financial statements were available to be issued.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 3.                     Property and Equipment

Property and equipment as of December 31, 2010 and 2009 consisted of the following:

	2010	2009

Land	$150,000	$150,000
Buildings and improvements	599,183	596,684
Furniture and fixtures	35,625	27,856
Computer equipment	114,945	103,259
Automobiles	105,783	41,730
Office equipment	11,502	11,502
Machinery and equipment	504,999	504,999
	1,522,037	1,436,030
Less accumulated depreciation	(554,899)	(403,588)

Net property and equipment	$967,138	$1,032,442

Note 4.                     Property on Operating Leases and Property Held for Leases

Property on operating leases and property held for leases as of December 31, 2010 and 2009 consisted of the following:

	2010	2009

Land and land improvements	$6,153,732	$6,120,715
Coal reserves	69,959,087	69,959,087
Mine development costs in progress	5,933,815	5,346,360
	82,046,634	78,478,283
Less:
Accumulated amortization	(99,588)	—
Accumulated depletion	(12,155,854)	(11,442,786)

Net property on operating leases and property held for leases	$69,791,192	$69,983,376

Included in mine development costs in progress are $4,902,011 and $4,156,571 related to the Price Project at December 31, 2010 and 2009. The Company had leases in place with a third party (New Vision Energy, LLC) to mine this area. As of December 31, 2010 the lease terminated.  The Company has evaluated the project and is confident that all costs can be recovered by entering in to a new lease or through the sales of the property and do not anticipate and impairment at this time. See note 11.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 5.                      Escrowed Money Market and Certificates

Funds in the amount of $1,315,929 and $1,255,529 as of December 31, 2010 and 2009, are pledged as escrow for debt, reclamation, black lung, and workers’ compensation bonding, and are not funds available for use in the daily operations of the Company. The Company’s obligations for black lung and workers’ compensation do not relate to current operations, but were inherited from Pen Holdings, Inc., the predecessor company.

Note 6.                      Long-Term Debt and Revolving Credit

On February 15, 2008, the Company obtained a $25,000,000 term loan a $5,000,000 revolving credit loan from National City Bank to refinance the Company’s outstanding debt. The term loan requires monthly principal payments of $260,417 plus interest for 84 months, with the remaining balance due in February 2015. The term loan also requires semiannual payments of principal based on $0.75/ton of coal mined and sold from the Company’s properties in excess of 2,000,000 tons. The Company made additional principal payments of $0 and $403,702 during 2010 and 2009 and plans to retire the note prior to maturity. The revolving credit loan requires monthly payments of interest only and matures in February 2011. As of December 31, 2010 and 2009, the Company had no outstanding balance on its line of credit.

The loans bear interest at the bank’s prime rate plus a margin that is based on the Company’s ratio of total funded indebtedness to EBITDA as defined in the agreement (3.25% as of December 31, 2010 and 2009). The loans are secured by a mortgage on the Company’s properties and leasehold interests and a security interest in all of the Company’s remaining assets. The loans also require that the Company maintain secured accounts with a minimum balance of $300,000 (included in escrowed money market and certificates on the accompanying balance sheet). The loan agreement contains various restrictive covenants and financial covenants. The Company was in violation of a financial loan covenant related to EBITDA to fixed charges being greater than 1.25 to 1.00 as of December 31, 2009. Distributions made during 2009 based on 2008 earnings resulted in this ratio dropping to .96 to 1.  On May 17, 2010 Company executed an amendment to the loan agreement which provided a waiver relating the fixed charge ratio for 2009. On December 15, 2010 the Company further amended the terms of the debt agreement to modify the period distributions are reported for the purposes of meeting the above covenant.

Subsequent to year end, on February 28, 2011, the Company Amended and Restated the Revolving Credit Note with its bank.  The amount available to the Company was increased to $10 million and has a two year term, maturing on February 28, 2013.  As part of the renewal process, the Company and Bank also entered into a fourth amendment to the credit agreement amending or removing various restrictive and financial covenants.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 6.                      Long-Term Debt and Revolving Credit (continued)

Long-term debt as of December 31, 2010 and 2009 is as follows:

	2010	2009

National City Bank Term Note	$9,502,887	$12,627,891

Less current maturities	(3,125,004)	(3,125,004)

Long-term debt	$6,377,883	$9,502,887

Scheduled principal repayments on the term loan for the next five years and thereafter are as follows:

2011	$3,125,004
2012	3,125,004
2013	3,125,004
2014	127,875
2015	—
Thereafter	—

$9,502,887

Interest expense presented on the statements of income and changes in members’ equity at December 31, 2010 and 2009 consists of the amounts below:

	2010	2009
Amortization of debt costs and related costs of financing	$139,307	$159,339

Interest expense of debt	363,515	480,091

Total	$502,822	$639,430

Note 7.                      Operating Lease Revenues

The Company is the lesser of its mining rights in certain coal reserves to other coal companies under long-term operating leases (see Revenue disclosure in Note 2). Revenue recognized from leasing of mining rights and related agreements was $11,057,074 and $16,453,951 for 2010 and 2009, respectively. Amounts due to the Company under these leases are based on the greater of fixed amounts per ton or a percentage of the selling price the lessee receives for the coal when it is sold. The leases also provide for annual minimum payments.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 7.                      Operating Lease Revenues (continued)

Future minimum lease payments to be received under non-cancelable leases for the next five years are;

2011	$4,606,916
2012	4,314,900
2013	2,136,800
2014	1,705,616
2015	1,480,367

Note 8.                      Income taxes

As of December 31, 2010 and 2009, accrued withholding taxes were as follows:

	2010	2009

Foreign withholding tax	$57,455	$207,070
Kentucky withholding tax	78,142	143,668

Total	$135,597	$350,738

For 2010 and 2009, the Company made cash payments for the following withholding taxes:

	2010	2009

Foreign withholding tax	$207,070	$887,494
Kentucky withholding tax	143,668	684,568

Total	$350,738	$1,572,062

Note 9.                      Employee Benefit Plan

The Company maintains a contributory, defined contribution 401(k) salary deferral plan to provide retirement and other benefits for its employees; an employee becomes eligible on the first day of the first month after employment and after attaining the age of 21. The Company contributes by matching up to three percent of employee wages. Company contributions aggregated $28,390 and $18,934 for December 31, 2010 and 2009, respectively.

Note 10.               Other Income

Other income for 2009 consisted of tax refunds and related interest of the former parent in the amounts of $524,698. Other income for 2010 consisted of miscellaneous refunds as well as a $2,500 gain from the disposal of equipment.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

December 31, 2011

Note 11.               Commitments and Contingencies

Litigation

The Company has been sued in regard to the termination of a lease of a former lessee.  Management considers the claims wholly without merit and intends to vigorously defend the claim and seek summary dismissal. Additionally, the Company is involved, from time to time, in various legal proceedings arising in the ordinary course of business. While the ultimate results of these proceedings cannot be predicted with certainty, management believes these claims will not have a material effect on the Company’s financial position, liquidity, or operations.

Rail Option

The Company had a lease on a rail line which is part of the initial term of the lease was to expire in September 2010 with provision for annual renewals. The Company has renewed this lease for an additional 5 years. As part of the lease, the Company has rehabilitated the rail line. Through December 31, 2010, the Company has included in development costs approximately $850,000 relating to this project.

Employment Agreements

The Company has employment agreements with certain executives of the Company that extend for terms ranging from one year (with five one-year renewal options) to the full term of the executive’s employment. The agreements provide for annual base salary and eligibility for certain benefits. The agreements contain certain termination provisions including the ability of the Company or executives to terminate the agreement without cause. If the Company terminates the executives’ employment without cause, the Company must pay severance based on the terms of the agreement. Additionally, the agreements include change in control provisions that require bonuses to be paid based on the amount of sales proceeds derived from the sale of the Company.  During 2010, the Company paid $136,000 in settlement for one of these employment agreements.

Performance Bonds

As of December 31, 2010 the Company had cash in the amount of $ 978,625 in escrow as collateral for outstanding performance bonds to secure reclamation, workers compensation and black lung performance commitments of the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ON ACCOMPANYING INFORMATION

To the Board of Managers and Members of

The Elk Horn Coal Company, LLC

Prestonsburg, Kentucky

We have audited the financial statements of The Elk Horn Coal Company, LLC, as of and for the years ended March 31, 2011 and 2010, and our report thereon dated March 4, 2011, which expressed and unqualified opinion on those financial statements, appears on page 3. Our audit was conducted for the purpose of forming an opinion on the basic financial statements as a whole. The supplementary information presented on pages 20 and 21 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information, except for that marked “unaudited,” was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. That information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion that supplementary information is fairly stated in all material respects in relation to the basic financial statements as a whole.  The information marked “unaudited” has not been subjected to the auditing procedures applied in the audit of the financial statements and, accordingly, we do not express an opinion or provide any assurance on it.

CERTIFIED PUBLIC ACCOUNTANTS

Charleston, West Virginia
March 4, 2011

Providing Professional Business Advisory & Consulting Services

2 Players Club Dr., Suite 100 • P.O. Box 1988 • Charleston, WV 25327-1988 • 304-343-4188 • Fax: 304-344-5035 • www.BEcpas.com

Member: SEC and Private Companies Practice Sections of American Institute of Certified Public Accountants

THE ELK HORN COAL COMPANY, LLC

Schedules of Cost of Revenue and Selling, General and Administrative Expenses

	Years Ended December 31,
	2010	2009
Cost of Revenue:
Property tax	$169,555	$200,997
Engineering	8,502	142,657
Miscellaneous	298,672	66,028
Exploration costs	8,251	131,386
Permit and bonding	30,178	20,979
Easement cost	674,074	52,700
Surface damage	0	0
Royalty and wheelage	0	40,147

Total Cost of Revenue	$1,189,232	$654,894

Selling, General and Administrative Expenses:
Salaries and benefits	$1,329,156	$1,408,260
Board stock compensation	40,000	40,000
Professional fees	732,865	859,164
Insurance	138,253	144,270
Bad debt expense	1,405,180	72,567
Other expenses	360,308	82,184
Taxes and licenses	33,051	17,444
Repairs and maintenance	33,854	36,170
Travel	22,522	18,868
Telephone	37,927	29,377
Office supplies	16,308	12,006
Bank charges	60,430	14,910
Lease expense	7,009	7,494
Contract labor	46,445	20,203
Advertising	47	1,151

Total Selling, General and Administrative Expenses	$4,263,355	$2,764,068

See independent auditor’s report on supplementary information

THE ELK HORN COAL COMPANY, LLC

Schedules of Tons Sold and Income Statement Data on a Per Ton Basis

(Unaudited)

	Years Ended December 31,
	2010	2009

Tons sold from properties	1,599,884	3,041,291

	Per Ton	Per Ton

Revenue	$6.91	$5.90

Cost of revenue	(0.74)	(0.22)

Selling, general and administrative expenses	(2.66)	(0.91)

Earnings before depreciation and depletion, interest expense, interest income, other income and income taxes	3.50	4.78

Depreciation and depletion	(0.54)	(0.50)

Operating income	2.96	4.28

Interest expense	(0.31)	(0.21)
Interest income	0.01	0.00
Other income	0.01	0.17

Net income	$2.66	$4.25

See independent auditor’s report on supplementary information